Penn-America Group, Inc.
(NYSE:PNG)
[Graphic omitted- Penn-America Group, Inc. logo]

Remarks:
o Welcome. It's our pleasure to be with you today at this tenth annual Emerald Groundhog Day Investment Forum. My name is Jon Saltzman and I'm President and CEO of Penn-America Group. Joining me today is Joe Morris, our CFO. Let me start out, as I usually do, by pointing out that this presentation contains a copy of the Safe Harbor statement on page 3 of the presentation. Please read it in conjunction with the handout.


o Second, for those of you who are not familiar with the insurance industry: that's fine. You won't need to know a lot about the industry to understand that Penn-America is a terrific business that just happens to be in the property and casualty insurance industry, an industry which still has some fundamental problems. Did he say, "His industry still has fundamental problems?" Yes, I did. Clearly, we're going to take an unorthodox approach to today's presentation.


o Third, since our time is limited, please hold you questions until the end. We'll be happy to stay as long as you like at the end to answer any questions you may have.
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

What's Wrong With The Property & Casualty Industry?

o  The risk business is risky

     o The industry has to price its product today when the cost of the product won't be known for 8 - 10 years

     o  Catastrophic losses

     o  Cyclical nature of the industry

     o  As a regulated industry, it's expected to provide social bail-outs

o  It's too hard to find the exceptions

     o  All the stories sound alike

     o  All the balance sheets look alike
Remarks:
o So, before we talk about Penn-America, what exactly is wrong with the property and casualty insurance industry? Let's be realistic, this is an industry that has produced average to below average returns for years as compared to the S & P 500 (although, not recently) and it's riskier than most other industries. And, when you think about it, the P&C industry is very unusual as businesses go:


o What other industry has to price its products today when the cost of the product won't be known for 8 - 10 years? Prior year reserve adjustments seem almost routine for the industry as a result.


o What other industry actually expects catastrophic losses every few years due to natural, and now after September 11th, man-made disasters?


o What other industry has such a predictable cyclical nature, driven by the ebb and flow of capital into and out of the industry, in which the only way for most companies to gain market share is to cut prices?


o And finally, what other industry is so regulated that it's expected to provide bailouts for enormous social problems like asbestos, mold, pollution, tobacco and lead paint?


o There are exceptions to the general rule that P&C companies are mediocre performers. I'm here today to tell you about one. But it is hard to find the exceptions ...


o All of the "stories" sound the same, as you know if you've listened to more than one insurance company presentation today. Rarely can you find a company that competes on unique products or is a low cost provider.


o Everybody talks about "a strong foundation" but all balance sheets seem to look alike. It's difficult to evaluate the most critical success factors: the security of the reinsurance partnerships, loss reserve adequacy and the quality of the investment portfolio. And you certainly can't rely on the rating agencies because their evaluation is more a following indicator, as opposed to a leading indicator. For example, Enron was rated investment grade on the day it declared bankruptcy and well-known insurers have taken "A" ratings to their graves.


o So, it's against this background noise that I know is in your head that I want to differentiate at least one company: Penn-America. We're going to differentiate Penn-America in two ways: First, the segment of the industry we operate in - called the excess & surplus lines market - is different then the rest of the property & casualty industry, and second, our story is different than the rest of the companies that we compete against in this segment. If we've done it by the end of this presentation, I hope you'll invest in the company. If we haven't, maybe another company in Salon 1 or 2 or 9 might be worthy of your attention.
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

Agenda For Today's Presentation

o Snapshot of Penn-America

o Excess and Surplus Lines market

o Focused business strategy

o Creating shareholder value

o Financial results

o Growth at a value price


     Statements made in this presentation and certain information included in these materials that are not historical - including statements regarding future performance and expected insurance writings- are forward looking statements and as such are subject to a number of risks. Please see our 2001 10K/A and other reports filed pursuant to the Securities and Exchange Act of 1934 for additional disclosure regarding potential risk factors.

Remarks:
Here's how we'll go about helping you to distinguish Penn-America from the pack:
o First, we'll give you a snapshot of Penn-America.

o We'll describe the Excess & Surplus Lines market in which we operate, the dramatic growth opportunities available today in this market and how "what's wrong with the overall P&C industry" doesn't apply to the Excess and Surplus Lines segment of the industry.

o We'll discuss our focused business strategy - in other words, our story, which is different from every other company that we compete against ...

o This combination of growth opportunities in our market and our focused business strategy creates value for our shareholders in terms of return on equity and growth in book value per share ...

o Next, Joe will highlight some of our financial results, including the strength of our balance sheet and why we believe it's an excellent foundation for growing book value per share...

o And finally, we think that at today's price, we offer investors meaningful growth at what is, in our opinion, a value price.

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


Snapshot Of Penn-America

o Specialty property and casualty insurer operating in the Excess and Surplus Lines market

o  Select general agency distribution network

o  Founded in 1976; roots to 1947

o  $347 million(1) in assets; $117million(1) in shareholders' equity

o  Rated A- by A.M. Best

(1) As of December 31, 2002.

Remarks:
Let me start off by telling you a little bit about who we are.

o We are a specialty property and casualty insurer operating in the excess and surplus lines marketplace, which as I'll say again and again today, is very different from the rest of the P&C industry. I'll discuss this in some detail in a moment.

o We target small commercial businesses in small towns and rural areas throughout the United States. Some examples include: restaurants, apartments, retail stores, service contractors, beauty parlors and day care centers, with average premiums of $2,500 per year.

o We access these businesses through a small, selective group of general agents. We believe that this network of general agents, and the franchise value that we create with our agents, is our key competitive advantage. If you listen to any other insurance company stories today, you won't hear about this. I will spend more time elaborating on this later in the presentation.

o Although Penn-America in its present form was founded in 1976, the company is built on a general agency founded in 1947 by my dad. After our December 2002 equity offering, our family still represents a 32% ownership position. You can rest assured that our interests are aligned with our shareholders'.

o As of December 31, 2002, we have $347 million in assets, $117 million in GAAP shareholders' equity.

o Finally, we are rated A- by A.M. Best.

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

The Excess And Surplus Lines Market

Secondary market for business unable to obtain coverage from standard line carriers


Why Market is Underserved

o Standard carriers avoid

     o  Risks not standard

     o  Small, rural areas

     o  Small accounts

     o  Too far from retailers

Advantages of Targeting

     o    Higher prices

     o    Less regulation

     o    Lower acquisition costs

     o    Low cost general agency distribution network reaches the nation

Remarks:

o Now let me tell you why we say that the excess and surplus lines marketplace is so very different from the overall property & casualty industry.

o The excess and surplus market is a secondary or residual market to the standard lines market. This means that if a small business can't buy insurance from a standard lines carrier, they have no alternative but to buy it from a surplus lines company like Penn-America.

o Standard carriers tend to avoid this market for several reasons, because of the way they operate their businesses. Basically, standard lines carriers use a cookie-cutter type system to underwrite risks through various branch offices. Although effective in many areas, this approach doesn't work with small businesses in rural areas because these risks are not standard. In addition, these insureds are located in small towns and rural areas that can't be reached economically through a branch system.

o However, there are many advantages for a company like ours to operate in this market. These include:

o ...that can command higher prices and still grow market share because that's what you can do in a secondary market.

o ...There's less regulation, meaning we can exclude coverages that society wants to impose on the standard lines carriers, such as exclusions for mold, pollution, asbestos, tobacco and lead paint.

o ...We have lower acquisition costs since we are able to remove ourselves from paying premium taxes and guarantee fund assessments

o ...and we can distribute our product through a low cost general agency distribution network, which avoids the bricks and mortar overhead costs associated with a branch office system that is required for standard lines carriers.

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Dramatic Growth Opportunity In The Excess And Surplus Lines Market

o  Large market experiencing tremendous growth

     o  $15.7 billion market in 2001(1)

     o 35% premium growth in 2001 compared with 11% for the Property/Casualty industry(1)

o  Reasons for growth opportunities today

     o  Structural damage to capital

     o  Poor operating results

o  Consistent out-performance of the Excess and Surplus Lines market


     o Combined ratio typically 8% to 10%(1) lower than the Property/Casualty industry

(1) Source A.M. Best

Remarks:

Now that I have told you what the excess and surplus market is, let me tell you about the tremendous growth opportunities that are currently available in this marketplace.

o In 2001 it was $15.7 billion large and today it is experiencing tremendous growth. The E&S market grew 35% in 2001 versus 11% for the total property and casualty industry and we know the growth rate was stronger in 2002, although year-end statistics are not yet available. We grew premiums 60% last year, and we are not alone - our competitors, RLI, Berkley and Markel - all are experiencing significant growth, in the range of 35% to 50%.

o Why is it growing? First, over the last 18 months there has been significant damage to the capital structure of the industry because of catastrophic and social losses that insurers are expected to resolve, including losses from the September 11th tragedies and billion dollar charges for pollution and asbestos. Of course I don't have to tell you that the decline in the value of equity investments also has had a huge impact on the insurance industry. Second, the operating results in the industry have been poor due to the fact that the only way to gain market share through early 2000 was historic under-pricing of business, when capital was more abundant then it is today. Lower yields on investments have also hurt operating results lately.

o As a result, business is flowing into the E&S market because standard insurers are fleeing our markets in droves because they can no longer underwrite this business profitably. And the good news is that it ought to be profitable growth, because historically the E&S market has outperformed the total industry by 8 - 10 points in the combined ratio over the last several years.

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

Focused Business Strategy

     Small, Select General Agency Distribution Network

               Technological Innovation

           Disciplined  Underwriting Process

        Experienced And Responsible Management Team
Remarks:

o [Note: this is an agenda slide.] I've told you about the property & casualty market and the growth opportunities in the surplus lines segment. Let's now talk about how we take advantage of these opportunities and distinguish our story. We attack those opportunities in four ways:

o ...through a small, select general agent network.

o ...with technology geared to the needs of our agents

o ...a disciplined underwriting approach, and

o ...an experienced and responsive management team.

o Now let me give you some details about each of these points that you won't hear from any other insurance company today, or any other day for that matter...

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Select General Agency Distribution Network


                  Penn-America
                      | |
                      | |
                       V
               57 General Agents
                      | |
                      | |
                       V
              25,000 Retail Brokers


o  Low fixed-cost

o  National reach

o  Average general agent tenure of 10 years

Remarks:

o Earlier I told you that using general agents is unique to the excess & surplus lines market and is a low cost alternative to reach insureds nationwide. The way Penn-America uses general agents -and create what we call franchise value - is unlike any other company and is our key competitive advantage. Let me explain why.

o We have a group of 58 general agents that we have selected from the 400-500 wholesalers that currently operate in the United States. Not everyone can be a Penn-America agent. We handpick our agents based on their reputation and expertise. It's important for us to partner with the right agents because these long-standing relationships give us an advantage over our competitors.

o Our agents, on average, work with 500 retail brokers each. So basically, as you can see, we have access to about 25,000 retail brokers who in turn have the ability to reach millions of small businesses nationwide without the bricks and mortar costs of standard lines insurers.

o Because we have only 58 agents throughout the country - which is about 1/2 the number of our nearest competitor - we are able to create franchise value with each agent and, in return, we expect to be # 1 in their offices for the business that we want to write. This generally means that we are going to write 1/3 of their business.
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General Agent Franchise Value

o  Relative market exclusivity

o  Access to senior management

     o  Collaborative, professional style of communication

     o  Quick decisions

o  Marketing support

     o  Willingness to tailor products to local markets

o  Contingent profit commissions


o  Every agent is a shareholder with stock incentives

o    Technology support

     o  Best underwriting manual in our market

Remarks:

o So that begs the question: how does a little company in Hatboro, Pennsylvania persuade 58 of the top wholesale insurance agencies in the U.S. to place about one-third of their business there? It's all about franchise value. My family has been in the wholesale business for 55 years and I've been in it my entire life so I can tell you that certain things have always been true when you are dealing with a culture of entrepreneurs. You'll find this addressed in our business strategy at every level.

o Our agents need and receive relative market exclusivity so that they are not knocking heads with other Penn-America agents. For example, in California, we are represented by only two general agents. Our competitors have anywhere from six to fifteen. This is a significant value to our agents because it gives them a substantial advantage over their competitors.

o They have direct access to senior management of the company at all times and we work with them in a collaborative, professional style of communication. This produces the quick decisions they need to grab opportunities in their markets.

o We give them true marketing support, which includes products that are tailored to their local markets.

o We pay contingent profit commissions that are based on an agent's ability to provide us with growing and profitable business and they often elect to take some percentage of this in Penn-America stock. In 2003, we will be paying profit commissions of $2.5 million in cash and stock based upon 2002 results ... by the way, every agent is a shareholder ... our largest agent owns more than 80,000 shares and in the aggregate, our agents own approximately 3% of our common stock.

o ... and we give them more technology support than I can list in ten minutes, including the best underwriting manual in our markets;

o There's more to franchise value than I can possibly put on one slide but I do want you to know that it really is as personal as I am making it seem. Think of it this way: if you were an agent representing an insurance company, how would you like to be treated in the relationship?


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"Same Store" Sales
-----------------------------------------------------------------------------

                                1992            2002            Compound
                                                              Annual Growth
-----------------------------------------------------------------------------
Commercial Gross
Written Premium                 $22.6           $157.4                21%
-----------------------------------------------------------------------------
Number of
 General Agents                  38               57                   4%
-----------------------------------------------------------------------------
Commercial Gross
Written Premium
Per Agent                      $0.59             $2.8                  17%
-----------------------------------------------------------------------------

Remarks:

So here's some numbers that quantify how franchise value pays off for us:

o From 1992 to 2002, our gross written premiums grew at a compounded annual rate of 21% while the number of general agents grew by only 4%.

o And the key statistic on this slide is gross written premium per agent, which grew from $590,000 in 1992 to $2.8 million in 2002. Based upon the size of our agents and our expectation to write 1/3 of their business, we believe at today's prices, we have the ability to increase this average to 4 to 5 million dollars per agent.

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




Technological Innovation

o  Technology focused on building franchise value with general agents

     o PennLINK intranet system provides online access to policies, claim data, imaged documents and underwriting results

     o  Automated policy transactions to Penn-America

     o  Web-site development/ support of general agents


Remarks:

o Listen, today everybody has technology and says that their technology is the best. It's how we use it that gives us a competitive advantage. We use technology in an agent-centered way and I won't bore you with the substantial details. Simply put, we ask them what they need and then we do it. For example
....

o We introduced the first intranet system in the wholesale market for our agents. We call it PennLink and it provides online access to polices, claim data, imaged documents and underwriting results.

o We have designed and still host today nearly 20 web sites for our agents' businesses.

o Clearly, we think the way we use technology helps build the franchise value we've been talking about.

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Disciplined Underwriting Process


o  Thorough agency qualification and appointment process

o  Limited underwriting authority extended to general agents


o Penn-America monitors and controls the underwriting process of general agents in a manner similar to the way in which standard line carriers oversee their branch offices

Remarks:

o While I've just spent a lot of time talking about franchise value, it all comes down to a disciplined underwriting process. And nothing is more important to underwriting success than the selection of general agents, because if we don't do that well, nothing else matters.

o It's an extremely thorough process that includes dual visits to each other's offices and an underwriting audit of the potential general agent.

o We extend limited binding authority to our agents - and then we monitor that authority in a manner similar to how a standard lines carrier oversees its branch offices from its home office.

o Transition: We monitor and control the process at three different stages...


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Underwriting Process: Monitors and Controls


Before Quote
------------------------

Underwriting manual
Internet policy printing
Underwriting training & bulletins



During Quote
------------------------
Underwriters consultation
Referrals to Penn-America
Renewal instructions
Automated forms


After Quote
------------------------
Policy entry system
Pricing results
Inspections/premium audit
Underwriter's review
Underwriter's audit at PNG
Underwriter's audit at agency Contingent profit commission
Review & refine underwriting manual
Underwriting audit unit

Remarks:

o ...simply put: before, during and after. It's called in-force underwriting. It's not a hard process, but it is rigorous. We monitor and control underwriting before, during and after every transaction. As Ronald Reagan said to Gorbachev, we "trust but verify."

o For example, before a quote, we offer an extensive and thorough underwriting manual.

o During the quote, we have underwriters that are available to offer consultation.

o And, after the quote, we continue to monitor the underwriting process to ensure that the quality of underwriting work product met our underwriting standards of performance. For instance, we have a separate underwriting audit unit within the Underwriting Department to ensure that the business written meets our expectations.

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Experienced And Responsive Management Team

                Experience (Yrs)
Name               Total/PNG            Position
------------  --------------------  --------------------------------------------
Jon S. Saltzman       26/16     President and CEO
Joseph F. Morris       24/3     Senior Vice President, CFO and Treasurer
John Curry             28/1     Vice President--Underwriting and Marketing
Garland P. Pezzuolo    15/5     Vice President, Secretary, Legal/General Counsel
J. Ransley Lennon     21/13     Vice President--Information Technology
Brian Riley            11/7     Vice President and Controller
Francis McKenna        15/2     Assistant Vice President--Claims
Nancy Rankin          18/18     Assistant Vice President--Underwriting

 Flat organizational structure-- 100 employees providing responsive service

Remarks:

The thing that holds this strategy together is our experienced and responsive management team. We have a flat organizational structure of 100 employees in Hatboro. All our employees have substantial industry experience. For example, Joe Morris, our CFO, joined us two years ago and has a unique mix of operating and financial experience in the industry. Now Joe will tell you more about our financials and the strength of our balance sheet. Joe...

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Creating Shareholder Value

o  Dividends currently $0.155 per share

o  Growth in book value per share

o  Return on equity model

     o  $1 equity = $3 invested assets generated

     o With yield of 5%, investment operations provide 9%-10% of targeted 12%-15% ROE

     o Underwriting operations must produce the balance of the targeted 12%-15% ROE utilizing net revenue leverage of 1.3 to 1

Remarks:

o I'm going to explain how the dramatic growth opportunities available in the excess and surplus lines market and our focused and disciplined business strategy create shareholder value. We measure our success in creating shareholder value by focusing on dividends on our common stock and growth in book value per share. We expect these two measurements will produce a 12 - 15% annual growth in shareholder wealth or Return on equity over the long-term. Our financial model to achieve this return is relatively straightforward and is reasonably consistent over time. The model is a function of investment income and underwriting profitability. Here's how it works:

o We know, based upon the duration of our liabilities, which is primarily a mix of property and casualty loss reserves, that roughly for every dollar of equity, we will have three dollars in invested assets.

o In a 5% yield environment - and with 90% of our invested assets in investment grade fixed income securities - we can count on the fact that the investment operations will produce 9 - 10 points of our targeted 12 - 15% ROE.

o That means, then, that the remaining 2 - 5 points of return must come from underwriting profitability. Assuming that we write to a premium to surplus ratio of 1.3 to 1, which is an acceptable level to achieve an "A" rating from AM Best, that translates into an underwriting combined ratio of 95 - 98, if we expect to achieve our 12-15% ROE goal. And, as I'll demonstrate in a moment, this level of underwriting profitability is very achievable and consistent with our past levels of performance.

o Before discussing our underwriting results and how they'll lead to growth in book value per share, let me offer you some characteristics regarding the strength of our balance sheet, which, is the foundation for growth in book value.

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Solid Balance Sheet Is Foundation For Growth



o  Adequate loss reserves

o  Financially strong reinsurance partners

o  Conservative investment strategy

Remarks:

o As Jon said at the very beginning of the presentation, most insurance companies make it very difficult to evaluate the strength of their balance sheets. We believe that our balance sheet is strong because of our commitment to three fundamental values: Adequate loss reserves, financially strong reinsurance partners and a conservative investment strategy.

o We have very disciplined reserving practices implemented monthly and quarterly to review every line of business for every accident year. It involves all insurance disciplines within Penn-America to ensure that underwriting practices, claims practices and reserving trends are well-understood and analyzed. We also engage a consulting actuary from Ernst & Young twice a year to re-calibrate every reserving assumption to ensure that we haven't missed a trend or unfavorable development factor. As of December 31, 2002, we believe our reserves are adequate; they're set at just above the mid-point of our actuarial range.

o Our reinsurance treaties have been placed with two of the largest and most financially sound reinsurance companies in the world- they're currently with American Re - part of Munich Re and previously with Gen Re part of Berkshire Hathaway. We have no reinsurance recovery concerns on our balance sheet.

o Now regarding our conservative investment strategy...

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High-Quality Investment Portfolio
[Graphic omitted- Penn-America Group, Inc. logo]
Fixed Income            89%
Preferred Stock          4%
Cash & Short Term        4%
Common Stock             3%


o  Portfolio market value $277.0 million at Q4-2002

o  93% of fixed-income securities rated A or better

o  Fixed-income portfolio duration 3.7 years

o  Fixed-income tax equivalent yield 5.52%

o  Common stocks in exchange-traded funds

[] Fixed Income [] Cash & Short Term [] Common Stock [] Preferred Stock


Remarks:

o First, we outsource the management of our investment portfolio to Gen-Re New England Asset Managers, part of Berkshire Hathaway Group. We believe they do an excellent job working with our investment committee in executing our conservative investment strategy.

o Now let me give you a summary of our investment portfolio. [Read Bullets]

o So, as you can see, we have a very conservative investment portfolio in order to support the underwriting risk that we take in the business.

o Now that I've given you some characteristics of why our balance sheet is so strong and is an excellent foundation for growing book value, now let me share with you some recent performance results in our underwriting area that will lead to the 12 - 15% ROE and growth in book value per share that we target.

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Underwriting Combined Ratio (Calendar Year)

120    93.9     96.2     96.2     108.3     116.4     103.1     97.7
100
80
60
40
20
0
      1996     1997      1998      1999      2000      2001      2002

                          []Loss Ratio [] Expense Ratio

                           GAAP Including Exited Lines

Remarks:

Regarding underwriting profitability, other than 1999 when we exited the personal auto business, 2000, when we exited the commercial auto business, and in 2001, as we transitioned out of these two lines of businesses, we have a track record of producing underwriting combined ratios at a level that will achieve our overall ROE goals. And let me emphasize that all of the leverage in our ROE model is in our underwriting results. For example, for every one-point improvement in our combined ratio, operating earnings per share increases $.10; and for every 10% growth in GWP, operating EPS increases $.04. Looking ahead to 2003, we're confident that we will achieve improving underwriting margins because of our growth in written premiums that we experienced in 2002. The next slide explains this concept:

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




Gross Written Premiums

Core Commercial CAGR 1996 - 2002 = 18%; 2002 = 60%

$160,000    $80.5     $104.7     $95.1     $96.0     $109.8     $98.4     $157.4
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
0
             1996     1997        1998      1999      2000        2001     2002

                       [] Core Commercial [] Exited Lines

Remarks:

The growth rate in 2002 accelerated to 60% due to strong pricing and the influx of new premium that continues to enter our market from the standard lines marketplace. Furthermore, because of the fact that much of this premium is sitting on our balance sheet as unearned premiums, this more profitable business that we wrote in the latter half of 2002 will emerge in 2003's results as its earned into our operating statement. Of the 60% premium growth in 2002, nearly 20 points out of the sixty - one- third -- has been rate increases and the remainder represents growth in units and exposure. For 2003, we've already implemented another round of rate increases effective January 1, 2003 that we expect to average 15%.

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Book Value Per Share

$9.00     $4.23       $6.57      $7.14      $6.67     $6.51     $7.00      $8.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
             1996     1997        1998      1999      2000        2001     2002

Remarks:

o As the result of our underwriting performance over the last two years, we've returned to building book value at a double digit pace that was characteristic of Penn-America in the mid to late nineties. Our book value stood at $8.00 at 12/31/2002 - up 14% from a year earlier. For the five-year period ended 1998, we achieved a compounded annual growth rate of 21%.

o We expect further growth in book and shareholder value in 2003 as we continue to exploit the opportunities available to us in the excess and surplus lines market.

o Now here's Jon who will make some concluding remarks...

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What's Right With Penn-America

o  Dramatic growth opportunities in the excess & surplus lines market

o  Penn-America is different

     o  Franchise value

     o  Strong balance sheet

o  Long-term history of superior operating performance

o  Excellent value

     o  Priced 1.25 times book value


     o  Priced 11 x 2003 consensus earnings estimates

Remarks:

I started out by telling you what we think is wrong with the property & casualty insurance business, so that I could make it clear how Penn-America stands out from that crowd. So here, in summary, is what we think is right about Penn-America that makes it worth your attention and your investment:

o We operate in the excess and surplus lines market, which doesn't have all the fundamental flaws that the rest of the industry has.

o Furthermore there are dramatic growth opportunities available to us in this marketplace and, unlike the standard lines market, we can increase prices and market share at the same time.

o At the beginning I said we're different from the rest of the P&C industry and we've emphasized that it's the franchise value we provide to agents and our strong balance sheet that are at the heart of that difference.

o We have a long history of producing superior operating earnings designed to create value for shareholders.

o And, at today's price we offer meaningful growth at what is, in our opinion, is a value price.
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[Graphic omitted- Penn-America Group, Inc. logo]

Penn-America Group, Inc. (NYSE:PNG)


Mission
Produce a superior return to shareholders by being the first-choice insurance carrier for a select group of wholesale general agents who serve the small business marketplace.

Remarks:

o Now, we'll take your questions.

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